UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 25, 2014

India Globalization Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32830	20-2760393
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4336 Montgomery Ave. Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 983-0998

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 25, 2014, India Globalization Capital (the “Company”) commenced its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) as previously scheduled and adjourned the meeting until September 12, 2014, at 11:00 a.m., Eastern Standard Time, due to the lack of quorum.  The Annual Meeting was adjourned to allow the Company’s stockholders additional time to vote on the proposals described in the Company’s proxy statement for the Annual Meeting.

The reconvened Annual Meeting will be held at 11480 Commerce Park Drive, Suite 100, Reston, VA 20191.  Stockholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the meeting will be voted at the adjourned meeting unless properly revoked. During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposals for the Annual Meeting. The Company encourages all stockholders who have not yet voted to do so before September 11, 2014 at 11:59 p.m., Eastern Standard Time.

A copy of the press release announcing the adjournment of the Annual Meeting is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No. 99.1	Description Press Release dated August 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Dated: August 28, 2014	By:	/s/ Ram Mukunda
Name: Ram Mukunda
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No. 99.1	Description Press Release dated August 27, 2014.